================================================================================

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement              [_]  Confidential, for Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[_]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a


                              WESTBANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------
================================================================================

                                    NOTICE OF
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 16, 2003
                                       AND
                                 PROXY STATEMENT















================================================================================

                             Your Vote Is Important
           You are urged to exercise your right to vote by indicating your choices on the enclosed proxy card. Please date,
                 sign and promptly return your proxy card in the
                    enclosed postage-paid envelope. You may,
             nevertheless, vote in person if you attend the meeting.

================================================================================

                              WESTBANK CORPORATION
                                 225 PARK AVENUE
                   WEST SPRINGFIELD, MASSACHUSETTS 01089-3310

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 16, 2003


                                                                  MARCH 17, 2003


TO THE SHAREHOLDERS OF WESTBANK CORPORATION:

Notice is hereby given that the 2003 Annual Meeting of Shareholders of Westbank Corporation (the "Corporation") will be held at 9:00 AM on Wednesday, April 16, 2003, at the Best Western Sovereign Hotel & Conference Center, 1080 Riverdale Street, West Springfield, Massachusetts, for the following purposes, all as set forth in the Proxy Statement accompanying this notice:

     1. Election of the individuals listed as nominees in the Proxy Statement accompanying this notice of meeting.

     2. Ratification of the appointment of the firm of Grant Thornton LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 2003.

     3. To act upon such other matters as may properly be brought before the meeting or any adjournment thereof.

The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting has been fixed at 5:00 PM, March 3, 2003.

                                              By order of the Board of Directors


                                              Robert J. Perlak
                                              Clerk

West Springfield, Massachusetts
March 17, 2003



          PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY
                   IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.
       YOU MAY, NEVERTHELESS, VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                                 PROXY STATEMENT


Approximate date of mailing
March 17, 2003


                              WESTBANK CORPORATION
                                 225 PARK AVENUE
                   WEST SPRINGFIELD, MASSACHUSETTS 01089-3310
                                 (413) 747-1400


                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 2003




                                  INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Westbank Corporation (the "Corporation") to be used at the 2003 Annual Meeting of Shareholders of the Corporation to be held at the Best Western Sovereign Hotel & Conference Center, 1080 Riverdale Street, West Springfield, Massachusetts, on Wednesday, April 16, 2003 at 9:00 AM and at any adjournments thereof.

The close of business on March 3, 2003 has been fixed as the record date for determination of shareholders of the Corporation entitled to notice of and to vote at the 2003 Annual Meeting of Shareholders. The only class of issued and outstanding voting securities of the Corporation is the $2.00 par value Common Stock (the "Common Stock"). As of the record date, the number of shares of Common Stock outstanding and entitled to vote at the 2003 Annual Meeting of Shareholders is 4,378,206. Each share of Common Stock is entitled to one vote.

The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 2003 Annual Meeting is required to appoint the auditor of the Corporation. The affirmative vote of a plurality of the votes cast by shareholders is required to elect Directors.

Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person. A shareholder that has given a proxy has the power to revoke it at any time before it is exercised by delivering notice of revocation, or a duly executed proxy bearing a later date, to the Treasurer of the Corporation.

ELECTION OF DIRECTORS


The By-Laws of the Corporation provide, in substance, that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the term of office of one class shall expire and a successor class shall be elected at each Annual Meeting of the Shareholders. The Corporation's Board of Directors presently consists of nine members.

Six Directors will continue to serve after the 2003 Annual Meeting of Shareholders. In accordance with the By-Laws of the Corporation, three (3) nominees shall be elected to serve a three(3)-year term, until the 2006 Annual Meeting of Shareholders, and for such further time as may be required for the election and qualification of their successors. Unless returned proxies properly indicate that authority to vote for any of the nominees named herein is withheld, all proxies received by the Corporation in time for the 2003 Annual Meeting of Shareholders will be voted in favor of the election of the nominees listed below. In the event any of the nominees named herein becomes unable or unwilling to accept nomination for election, the persons identified as proxies in the accompanying form of proxy will vote the shares represented by executed proxies in favor of the nomination and election of such substitute nominees as the Board of Directors of the Corporation may select.

The following tables name the individuals nominated for Director and those Directors of the Corporation who will continue to serve after the Meeting, and indicate their age, the period of time they have served as Director of the Corporation or its predecessor, their position with the Corporation, and their principal occupation or employment. No nominee or Director holds a directorship in any corporation, other than the Corporation, with a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any corporation registered as an investment company under the Investment Company Act of 1940.

The following individuals are nominees for election as a Director of the Corporation at the 2003 Annual Meeting to serve for a three-year term until the 2006 Annual Meeting of Shareholders:

  NOMINEE AND CURRENT OCCUPATION                      HAS SERVED ON BOARD OF
     OR EMPLOYMENT; BUSINESS                       DIRECTORS OF THE CORPORATION        CORPORATE
EXPERIENCE DURING THE PAST 5 YEARS         AGE       OR ITS PREDECESSOR SINCE        OFFICES HELD
----------------------------------         ---       ------------------------        ------------
David R. Chamberland
  President
  Chicopee Building Supply, Inc.            64                1989                     Director

Ernest N. Laflamme, Jr.
  Treasurer                                                                            Director,
  City of Chicopee                          71                1987                Chairman of the Board

G. Wayne McCary
  President and Chief Executive Officer
  Eastern States Exposition                 60                1999                     Director


The following Directors will continue to serve after the meeting:

  DIRECTOR AND CURRENT OCCUPATION                     HAS SERVED ON BOARD OF
     OR EMPLOYMENT; BUSINESS                       DIRECTORS OF THE CORPORATION       CORPORATE
EXPERIENCE DURING THE PAST 5 YEARS         AGE       OR ITS PREDECESSOR SINCE        OFFICES HELD       TERM EXPIRES IN
----------------------------------         ---       ------------------------        ------------       ---------------
Roland O. Archambault
  President and Owner
  Pinnacle Raceway                          70                1989                     Director               2004

Mark A. Beauregard
  Attorney
  Resnic, Beauregard,
    Waite and Driscoll                      51                1986                     Director               2005

Donald R. Chase
  President and
    Chief Executive Officer
  Westbank Corporation;
  President and                                                                Director, Vice Chairman of
    Chief Executive Officer                                                     the Board, President and
  Westbank                                  56                1990               Chief Executive Officer      2004

Robert J. Perlak
  Corporate Clerk
  Westbank Corporation;
  Private Investor                          67                1987                Director and Clerk          2005

George R. Sullivan
  Chief Executive Officer
  Sullivan Paper Company, Inc.              49                1997                     Director               2004

James E. Tremble
  President
  Valley Communications
  Systems, Inc.                             64                1986                     Director               2005

The total number of special and regular meetings of the Board of Directors of the Corporation during the fiscal year ended December 31, 2002 was twelve (12). Each Director attended at least 75% of all Board of Directors meetings held in 2002 during the period for which each was a Director.


COMMITTEES

The Board of Directors each year appoints Directors to serve on standing committees of the Board of Directors, including the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. The members of the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee of the Corporation also make up these same committees for Westbank ("the Bank"), the wholly owned subsidiary of the Corporation. All Directors attended at least 75% of the meetings of committees of which they were a member during the period each was a Director.


EXECUTIVE COMMITTEE

The members of the Executive Committee in 2002 were Messrs. Laflamme, Beauregard, Chase, Sullivan and Tremble. The Executive Committee met twelve (12) times during 2002.


COMPENSATION COMMITTEE

The members of the Compensation Committee in 2002 were Messrs. Laflamme, Beauregard, McCary, Sullivan and Tremble. The Compensation Committee met two (2) times in 2002.


NOMINATING COMMITTEE

The members of the nominating Committee in 2002 were Messrs. Chamberland, Chase, Laflamme and Sullivan. The Committee nominates Directors for election by shareholders at the Annual Meeting, reports to the Board of Directors on or before December 31 of each year its nominations and submits its nominees for Directors for publication in the Notice of Annual Meeting of Shareholders and Proxy Statement. The Committee met one (1) time during 2002. The Nominating Committee will consider nominees recommended by the Corporation's shareholders prior to December 1 of each year.

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER CORPORATION FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE CORPORATION SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

The Audit Committee of the Board of Directors has developed a charter for the Committee, which was approved by the full Board on May 16, 2001. The complete text of the charter, which reflects standards set forth in SEC regulations and Nasdaq rules, was included in the 2001 Proxy Statement.

As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three (3) broad categories:

     o first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's outside auditors about the annual financial statements and key accounting and reporting matters;

     o second, the Committee is responsible for matters concerning the relationship between the Corporation and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Corporation; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Corporation by the outside auditors pursuant to INDEPENDENCE STANDARDS BOARD STANDARD NO. 1); and

     o third, the Committee oversees management's implementation of an effective system of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Corporation's internal and external auditing programs.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five (5) times during Fiscal Year 2002.

In overseeing the preparation of the Corporation's financial statements, the Committee met with both management and the Corporation's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to STATEMENT ON AUDITING STANDARDS NO. 61 (COMMUNICATION WITH AUDIT COMMITTEES).

With respect to the Corporation's outside auditors, the Committee, among other things, discussed with Deloitte & Touche, LLP matters relating to its independence, including the disclosures made to the Committee as required by the INDEPENDENCE STANDARDS BOARD STANDARD NO. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES). Listed below are aggregate fees billed to the Corporation for the fiscal year ended December 31, 2002 by the Corporation's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte"):


     ======================================================================
          Audit Fees                                  $146,000
          All Other Fees                              $ 21,095 (a)(b)


     (a) Includes fees for tax, compliance, consulting and other non-audit services.
     (b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.
     ======================================================================


Finally, the Committee continued to monitor the scope and adequacy of the Corporation's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted by:

         Roland O. Archambault                       David R. Chamberland
         CHAIRMAN                                    G. Wayne McCary
                                                     George R. Sullivan
                                                     THE AUDIT COMMITTEE


EXECUTIVE OFFICERS

In addition to the President of the Corporation, who is a Director and is listed in the tables above, the other executive officers of the Corporation are as follows: Gary L. Briggs, age 52, is Executive Vice President of the Corporation and the Bank; John M. Lilly, age 54, is Treasurer and Chief Financial Officer of the Corporation and is also Executive Vice President and Treasurer of the Bank. Each executive officer serves for a one-year term or until their successor is elected and qualified.

                          BENEFICIAL OWNERSHIP OF STOCK


The following table sets forth certain information as of the record date with respect to all individuals known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation:




                              NUMBER OF SHARES           PERCENT OF
NAME AND ADDRESS OF OWNER     BENEFICIALLY OWNED (1)     OUTSTANDING SHARES
-------------------------     ----------------------     ------------------

Richard S. Sullivan
Carol B. Sullivan
96 Prynwood Road                   370,077                      8.5%
Longmeadow, MA 01106

Donald R. Chase
Diana L. Chase
39 Timber Ridge Road               318,338 (2)                  7.3%
West Springfield, MA 01089

























                                        8
---------------
(1) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.
(2) Included in the shares beneficially owned by Mr. Chase are 211,050 unexercised stock options.

The following table and related notes set forth information as of the record date regarding the Corporation's Common Stock beneficially owned by each Director and nominee and by Directors, nominees and officers of the Corporation:

NAME OF INDIVIDUAL                  NUMBER OF SHARES              PERCENT OF
OR PERSONS IN GROUP           BENEFICIALLY OWNED (1)(2)(3)    OUTSTANDING SHARES
-------------------           ----------------------------    ------------------
Roland O. Archambault                    24,253                       .6%
Mark A. Beauregard                       27,397                       .6
David R. Chamberland                     23,825(4)                    .5
Donald R. Chase                         318,338(5)                   7.3
Ernest N. Laflamme, Jr.                  64,224(4)                   1.5
G. Wayne McCary                          11,025(4)                    .3
Robert J. Perlak                         55,393                      1.3
George R. Sullivan                       33,810                       .8
James E. Tremble                         25,792                       .6

All Directors, nominees and
Executive Officers as a group
(11 persons, including those            825,585                     18.9
named above)(3) (5)

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's Directors, Executive Officers and holders of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. The Corporation believes that, during the fiscal year ended December 31, 2002, all such persons complied with all Section 16(a) filing requirements. In making this statement, the Corporation has relied upon the written representations of its Directors and Executive Officers.















                                        9
---------------
(1) Based upon information provided to the Corporation by the indicated persons.
(2) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.
(3) The information in the table includes all shares under stock options that were exercisable on the record date or 60 days thereafter. As of that date, Mr. Chase owned exercisable options to purchase 211,050 shares, and all Directors and Officers as a group owned exercisable options to purchase 468,300 shares.
(4) Indicates a nominee for election as a Director of the Corporation at the 2003 Annual Meeting of Shareholders.
(5) For the purposes of the above table, the term "Executive Officer" means any individual elected as an Executive Officer of the Corporation.

                        EXECUTIVE MANAGEMENT COMPENSATION

Compensation decisions for executive officers of the Corporation are made by the Compensation Committee and approved by the full Board of Directors. Mr. Chase, who is a member of the Board of Directors, as well as an executive officer of the Corporation, is not a member of the Compensation Committee and neither participated in the discussion of nor voted upon his compensation package as a member of the Board of Directors.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE MANAGEMENT COMPENSATION

Set forth below is the report of the Compensation Committee of the Corporation regarding executive management compensation, as required by applicable rules of the Securities and Exchange Commission.

The executive compensation program of the Corporation consists of three (3) primary components: base salary, cash incentive compensation and stock options, all of which are administered by the Compensation Committee.

Decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are approved by the full Board of Directors, except as otherwise set forth herein. In determining the proper amount of compensation for each executive officer, the Compensation Committee considers various factors, including, inter alia:

     o    the performance of the Corporation;
     o the individual's performance as an executive officer of the Corporation;
     o the amount of compensation paid to similarly situated executive officers in similar sized corporations; and
     o    the length of service with the Corporation.

During 2001, the Corporation engaged the firm of Kaeding, Ernst & Company to review the Bank's retirement plans for executive officers, including the 1995 Westbank Executive Supplemental Retirement Plan. As a result of this review, the Compensation Committee adopted the 2001 Supplemental Retirement Plan. The purpose of the supplemental plans is to provide executives with retirement benefits that are comparable to those provided to its other employees. Supplemental retirement benefits are provided to all of the executive officers and certain other participants under various non-qualified plans. The 2001 Supplemental Plan is designed to provide a retirement benefit at normal retirement (age 65) equal to seventy-five percent (75%) of the participant's compensation at retirement, less fifty percent (50%) of the Social Security benefit and the simple life annuity value of the participant's account balances derived from employer-provided contributions under all qualified and non-qualified defined contribution plans maintained by the Corporation. Supplemental retirement benefits are provided to certain employees, including each executive officer, whose benefits under the Westbank Money Purchase Plan are limited in amount under federal tax laws and regulations.

During 2001, the Compensation Committee engaged Thomas Warren & Associates, Inc. to assist in establishing salary levels and an incentive compensation plan for the Corporation's senior executives pursuant to the Corporation's Incentive Compensation Plan, which is used by the Compensation Committee as a guide in determining executive officer compensation.

The Corporation also maintains the 1996 Incentive Stock Option Plan ("the 1996 Plan"). The 1996 Plan was established to promote the growth and profitability of the Corporation and provide key employees with an incentive to achieve corporate goals.

During 2002, the Chief Executive Officer, Donald R. Chase, received a salary increase of $29,556, an increase of eight percent (8%) of his base salary. The increase was recommended by the Compensation Committee following its evaluation of Mr. Chase's performance as Chief Executive Officer and the overall performance of the Corporation for 2001. In addition, as a result of The Incentive Compensation Plan, Mr. Chase received a cash bonus, payable in 2003, of $158,986 based on the Corporation's 2002 performance.

During 2002, the Compensation Committee, with ratification by the full Board of Directors, granted stock option awards to Mr. Chase totaling 102,375 shares that vest, at 34,125 shares each year, over a three(3)-year period beginning in 2002.

The Compensation Committee believes that the 2002 compensation of executive officers was reasonable, given the Corporation's performance and utilizing the criteria listed above.

Respectfully submitted by:

       Ernest N. Laflamme, Jr.                     Mark A. Beauregard
       CHAIRMAN                                    G. Wayne McCary
                                                   George R. Sullivan
                                                   James E. Tremble


COMPENSATION INFORMATION

The following table sets forth the cash compensation paid, as well as long-term compensation paid, for each of the last three fiscal years to all executive officers of the Corporation who received over $100,000.00 in cash compensation during 2002.

SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                                     LONG-TERM COMPENSATION
                                 -------------------                                     ----------------------
                                                                             AWARD                                   PAYOUTS
                                                                             -----                                   -------
                                                            OTHER
                                                            ANNUAL         RESTRICTED                              ALL OTHER
NAME AND                                                    COMPEN-        STOCK          OPTIONS/     LTIP        COMPEN-
PRINCIPAL POSITION         YEAR     SALARY      BONUS       SATION ($)     AWARD(S)($)    SAR'S(#)     PAYOUTS     SATION ($)(1)
------------------         ----    --------    --------     ----------     -----------    --------     -------     -------------
Donald R. Chase            2002    $406,100    $158,986        N/A             N/A         102,375       N/A        $194,909
President and              2001    $376,544    $ 58,880        N/A             N/A             N/A       N/A        $115,916
Chief Executive Officer    2000    $323,271    $ 51,200        N/A             N/A             N/A       N/A        $ 51,234

Gary L. Briggs             2002    $206,758    $ 71,442        N/A             N/A          31,500       N/A        $ 55,056
Executive Vice President-  2001    $192,761    $ 26,460        N/A             N/A             N/A       N/A        $ 38,813
Lending                    2000    $166,136    $ 23,100        N/A             N/A             N/A       N/A        $ 25,417

John M. Lilly              2002    $208,995    $ 71,442        N/A             N/A          31,500       N/A        $ 72,971
Treasurer and              2001    $194,765    $ 26,400        N/A             N/A             N/A       N/A        $ 47,283
Chief Financial Officer    2000    $167,496    $ 23,100        N/A             N/A             N/A       N/A        $ 25,697

(1) The items included for 2002 consist of the following: annual contribution on behalf of the Money Purchase Pension Plan amounting to $20,612 for each executive; annual allocation under the company's supplemental pension plans of $168,797, $29,444 and $46,694 for the accounts of Messrs. Chase, Briggs and Lilly respectively; annual contribution on behalf of the company's 401K plan of $5,500, $5,000 and $5,665 for Messrs. Chase, Briggs and Lilly respectively.

1985 INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES

In February, 1985, the Board of Directors of the Corporation unanimously adopted the 1985 Incentive Stock Option Plan for Key Employees (the "1985 Stock Plan"), which was approved by the shareholders at the Annual Meeting in April, 1985.

The 1985 Stock Plan is administered by the Board of Directors. The Board of Directors was authorized to grant stock options to the professional and supervisory employees of the Corporation and its subsidiaries at any time until February 19, 1995.

All options were granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Board of Directors. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred, other than by will or the laws of descent or distribution.

As of February 19, 1995, the 1985 Stock Plan expired. No options were granted or available for granting during 2002.

A total of 19,715 options were exercised in 2002. A total of 2,215 options were terminated during 2002 and a total of 10,998 options remain unexercised as of the record date.


1996 STOCK INCENTIVE PLAN

On February 21, 1996, the Board of Directors unanimously adopted the Westbank Corporation 1996 Stock Incentive Plan (the "1996 Plan"), which was approved by the shareholders at the Annual Meeting in April, 1996. The 1996 Plan was amended at the 2002 Annual Meeting of Shareholders to increase the number of shares reserved for issuance thereunder by 200,000.

The 1996 Plan is administered by the Compensation Committee (the "Committee"). The Committee is authorized to grant Employee Awards under the 1996 Plan to any employee. In practice, Employee Awards are made to a group of management employees.

All options are granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Committee. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred, other than by will or the laws of descent or distribution.

The Board of Directors may, at any time, terminate and, from time to time, may amend or modify the 1996 Plan, without approval of Westbank shareholders, except to the extent that such shareholder approval is required by applicable law or regulation. There is no set termination date for the 1996 Plan.

A total of 199,900 stock options were granted during 2002, while 5,500 options were exercised and 1,500 options were terminated. A total of 549,000 options remain unexercised as of the record date and 19,100 options are available for future grants.

OPTIONS/STOCK APPRECIATION RIGHTS (SAR) GRANTS IN LAST FISCAL YEAR

The charts below disclose information regarding options granted pursuant to the 1996 Stock Incentive Plan as the same apply to the named executives.

INDIVIDUAL GRANTS

                                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                                             AT ASSUMED RATES OF
                                                                                                           STOCK PRICE APPRECIATION
                                      PERCENT OF TOTAL                                                          FOR OPTION TERM
                   OPTION/SARS     OPTIONS/SARS GRANTED TO        EXERCISE OR                               ----------------------
NAME               GRANTED (#)    EMPLOYEES IN FISCAL YEAR     BASE PRICE ($/SH)    EXPIRATION DATE            5%            10%
---------------    -----------    ------------------------     -----------------    ---------------         --------      --------
Donald R. Chase      34,125                46%                       $12.94          June 19, 2012          $277,778      $703,657
                     34,125 *              46%                        12.94          January 1, 2013         313,609       818,317
                     34,125 **             55%                        12.94          January 1, 2014         351,488       944,238

Gary L. Briggs       10,500                14%                        12.94          June 19, 2012            85,470       216,510
                     10,500 *              14%                        12.94          January 1, 2013          96,495       251,790
                     10,500 **             17%                        12.94          January 1, 2014         108,150       290,535

John M. Lilly        10,500                14%                        12.94          June 19, 2012            85,470       216,510
                     10,500 *              14%                        12.94          January 1, 2013          96,495       251,790
                     10,500 **             17%                        12.94          January 1, 2014         108,150       290,535

*    Options vest as of January 1, 2003
**   Options vest as of January 1, 2004



AGGREGATED EXERCISES AND FY-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                          OPTIONS AT FY-END (#)              AT FY-END ($)
                   SHARES ACQUIRED      VALUE (1)     ----------------------------    ----------------------------
NAME               ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----               ---------------    ------------    -----------    -------------    -----------    -------------
Donald R. Chase            0                   0        176,925          68,250         $419,285        $21,905
Gary L. Briggs             0                   0         65,100          21,000          184,644          6,740
John M. Lilly         18,000            $123,840         65,100          21,000          184,644          6,740

(1) Based on the difference between the options exercise price and the closing price of the common stock on the date the options were exercised.


LONG-TERM INCENTIVE PLANS AND RETIREMENT PLANS

As set forth below, executive officers and employees are eligible to participate in the Westbank Money Purchase Pension Plan.

The Bank maintains a Money Purchase Pension Plan (the "Plan") available to employees of the Corporation and the Bank. Full-time employees become eligible to participate in the Plan when they have both (i) reached the age of 20-1/2 and
(ii) completed six (6) months of service (as defined in the Plan).

Contributions to the Plan may be made by both the Bank and a participant. The Bank's contributions will be made to the Plan whether or not a participant chooses to contribute. The annual contribution by the Bank to each participant's account for 2002 equals 7% of a participant's annual compensation, plus 5.7% of a participant's annual compensation in excess of the participant's Social Security Taxable Wage Base.

DIRECTOR COMPENSATION

During 2002, Directors of the Corporation who are not salaried employees received Directors' fees of $12,000. The Chairman of the Board of Directors received annual remuneration of $17,500, while the Clerk of the Corporation received an annual fee of $14,500. Directors who are also salaried employees receive no additional compensation for their services as Directors of the Corporation.

The Westbank Directors Supplemental Retirement Plan ("the Directors Retirement Plan") was established during 2001. Under the Directors Retirement Plan, the Bank provides post-retirement benefits for non-employee Directors who retire from the Board after reaching age seventy-two (72). The retirement benefit is in the amount of seventy-five percent (75%) of the Director's final compensation at retirement and is payable for the life of the Director. Expenses recognized for Directors under the Directors Retirement Plan were $134,411 in 2002.


1995 DIRECTORS STOCK OPTION PLAN

In February, 1995, the Board of Directors of the Corporation unanimously adopted the 1995 Directors Stock Option Plan (the "1995 Plan"), which was approved by the shareholders at the Annual Meeting in April, 1995.

The 1995 Plan is administered by the non-employee Directors. The purpose of the 1995 Plan is to enhance the Corporation's ability to attract and retain highly qualified individuals to serve as members of the Corporation's Board of Directors and to provide additional incentives to non-employee Directors to promote the success of the Corporation.

On each anniversary of the effective date of the 1995 Plan, each eligible Director is granted an option to purchase 1,000 shares of the Corporation's Common Stock. A total of 8,000 options were granted on February 15, 2003 at an option price of $13.92 per share. A total of 13,000 shares remain available for future grants under the 1995 Plan.

Each stock option terminates not more than 10 years after the date of the grant. Payment of stock purchased on the exercise of an option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred, other than by will or the laws of descent or distribution. A total of 3,000 options were exercised during 2002.

1996 STOCK INCENTIVE PLAN

On February 21, 1996, the Board of Directors adopted the Westbank Corporation 1996 Stock Incentive Plan (the "1996 Plan"), which was approved by the shareholders at the Annual Meeting in April 1996.

The 1996 Plan authorizes the automatic grant of nonqualified stock options ("Director Stock Options") to non-employee Directors ("Eligible Directors") upon the terms and conditions set forth in the 1996 Plan. The 1996 Plan is intended to provide incentives and rewards for employees and Eligible Directors (i) to support Westbank's business and human resource strategies and the achievement of its goals, and (ii) to associate the interests of employees and Eligible Directors with those of Westbank's shareholders. Under the 1996 Plan, no Director stock options were granted in 2002.

No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant. However, if an Eligible Director ceases to be an Eligible Director for any reason, all Director Stock Options which are otherwise exercisable shall terminate on the earlier of three years after such cessation date or the expiration date, whichever first occurs. A total of 4,875 Director Stock Options were exercised and 2,000 Options were terminated during 2002.


CARGILL BANK DIRECTORS AND OFFICERS STOCK OPTION PLAN

On September 7, 2001, Cargill Bank, a wholly owned subsidiary of the Corporation, merged with and into Park West Bank and Trust Company, a wholly owned subsidiary of the Corporation, and presently operate under the name Westbank.

During 1992, Cargill Bancorp, Inc., adopted a Stock Option Plan for its Directors and officers, which plan is now administered by the Corporation. All options expire fifteen (15) years after the date of the grant. A total of 20,965 options were exercised during 2002, while no options terminated and 11,966 options remain unexercised. No options are available for future grants.


EMPLOYMENT AND TERMINATION AGREEMENTS

Donald R. Chase has entered into a Termination Agreement with the Bank regarding termination of employment subsequent to a "change in control" of the Bank as defined in the Termination Agreement. Following the occurrence of a change in control, if Mr. Chase's employment is terminated (except because of retirement, death, disability or for "cause" as defined in the Termination Agreement) or is voluntarily terminated by Mr. Chase for "good reason" as defined in the Termination Agreement, then Mr. Chase shall be entitled to a lump sum payment approximately equal to three (3) times his average annual compensation for the previous five (5) years.

PERFORMANCE COMPARISON GRAPH

Set forth below is a graph illustrating the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 in common stock of the Corporation on December 31, 1997, in each of the following:

     a.   The Standard & Poor's 500 Index
     b. A hypothetical fund with investments in the stock of peer corporations (the "Peer Group")
     c.   Westbank Corporation

The Peer Group consists of New England financial institutions with assets totaling between $300 million and $1 billion. The members of the Peer Group are:


Abington Bancorp, Inc.                  First National Lincoln Corporation
Alliance Bancorp of New England         Hingham Institution for Savings               Northeast Bancorp
Bancorp Rhode Island, Inc.              LSB Corporation                               Northway Financial, Inc.
Bar Harbor Bank Shares                  Merchants Bancshares, Inc.                    Slade's Ferry Bancorp
Central Bancorp, Inc.                   New Hampshire Thrift Bancshares, Inc.         Union Bankshares, Inc.
Community Bancorp, Inc.                 NewMil Bancorp, Inc.                          Wainwright Bank & Trust Company



       Year                    Westbank                    Peer                    S&P 500
       ----                    --------                    ----                    -------
       1997                      100                        100                     100
       1998                      103.07                     101.86                  126.67
       1999                       71.55                      81.10                  151.40
       2000                       61.39                      83.89                  136.05
       2001                       88.14                     118.65                  118.31
       2002                      135.61                     141.09                   90.66


MISCELLANEOUS

During 2002, certain of the Corporation's executive officers, Directors and nominees for Director, beneficial owners of more than 5% of the outstanding common stock of the Corporation and members of their immediate family and associates have had, and expect to have in the future, transactions in the ordinary course of business with the Bank, including borrowings, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and not involving more than normal risk of collectibility or presenting other unfavorable features.

                          EMPLOYEE STOCK OWNERSHIP PLAN

On January 1, 1989, the Corporation's Employee Stock Ownership Plan (the "ESOP") became effective. The ESOP is administered and otherwise governed by the provisions of the ESOP and a related Trust Agreement. Pursuant to the terms of the ESOP, the Trustee may invest the ESOP's Trust Assets in, among other investments, shares of the Common Stock of the Corporation. As of the record date, no shares of the Common Stock of the Corporation were owned by the ESOP Trust.




                           DIVIDEND REINVESTMENT PLAN

In 1989, the Corporation implemented a Dividend Reinvestment and Common Stock Purchase Plan (the "Dividend Reinvestment Plan"), which was amended during 1995 and the amendment was approved by the shareholders at the 1995 Annual Meeting. Pursuant to the amended Dividend Reinvestment Plan, shareholders of the Corporation's Common Stock may invest all or a portion of that shareholder's quarterly cash dividend, plus up to $10,000 per calendar quarter, in additional shares of the Corporation's Common Stock. The Dividend Reinvestment Plan was amended in 2002 to increase by 500,000 the number of shares reserved for issuance thereunder. The 2002 amendment was approved by shareholders at the 2002 Annual Meeting. During 2002, 42,310 shares of the Corporation's Treasury Stock were reissued through the Dividend Reinvestment and Common Stock Purchase Plan.

                        RATIFICATION OF THE SELECTION OF
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors has solicited proposals from various accounting firms to act as the Corporation's certifying accountants for the fiscal year ending December 31, 2003. After reviewing the proposals received, the Board of Directors approved a recommendation of the Audit Committee that the Corporation change its certifying accountants from the firm of Deloitte & Touche LLP ("Deloitte") to Grant Thornton LLP ("Grant"). If ratified by the shareholders, the client/auditor relationship between the Corporation and Deloitte will be terminated effective with the completion of the 2002 financial audit. Deloitte's audit duties for the Corporation will conclude after the preparation of the 2002 Annual Report of the Corporation and the presentation of the 2002 Annual Report of the Corporation to the 2003 Annual Meeting of Shareholders.

Deloitte's report on the Corporation's financial statements during the two most recent fiscal years preceding the date hereof contain no adverse opinion or disclaimer of opinions, and was not qualified as to audit scope or accounting principles.

During the last two fiscal years and the subsequent interim periods preceding the date hereof, there were no disagreements between the Corporation and Deloitte on any matters of accounting principle or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make a reference to the subject matter of disagreements in connection with its reports.

None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 ("Regulation S-K") occurred within the Corporation's two most recent fiscal years and any subsequent interim periods preceding the date hereof.

During the last two fiscal years and the subsequent interim periods preceding the 2003 fiscal year, the Corporation did not consult Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(I) and (ii) of Regulation S-K.

Representatives of Deloitte and Grant are expected to attend the 2003 Annual Meeting of Shareholders and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the selection of Grant Thornton LLP as the Corporation's auditors and, unless otherwise directed, proxies will be voted in favor of this selection.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Corporation is not aware of any business to be presented at the 2003 Annual Meeting other than matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, or any adjournment thereof, the enclosed Proxy will be voted on such matters in accordance with the recommendations of the Corporation's Board of Directors.


                                  MISCELLANEOUS

The expense of this solicitation on behalf of the Board of Directors will be paid by the Corporation. To the extent necessary in order to assure sufficient representation of shareholders at the Meeting, officers and employees of the Corporation may personally, by telephone or by other means, contact shareholders to request the return of proxies. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy material to beneficial owners in order to solicit authorizations for the execution of proxies. The Corporation may, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material.


                              STOCKHOLDER PROPOSALS

Any stockholder proposals (including Director nominations) submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Corporation's 2004 Annual Meeting of Stockholders must be received by the Corporation by November 21, 2003 to be eligible for inclusion in the Proxy Statement and Form of Proxy to be distributed by the Board of Directors in connection with such meeting. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the Proxy Statement and Form of Proxy.

The Corporation's By-Laws provide that any stockholder proposals (including Director nominations) intended to be presented at the Corporation's 2004 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Corporation on or between the dates of December 30, 2003 and February 2, 2004, together with all supporting documentation required by the Corporation's Amended By-Laws. However, if the 2004 Annual Meeting is scheduled to be held on a date more than thirty (30) days before April 16, 2004, or more than sixty (60) days after April 16, 2004, a stockholder's notice shall be timely filed if delivered to, or received by, the Corporation at its principal executive office not later than the close of business on the later of (a) seventy-five (75) days prior to the date of such rescheduled Meeting or (b) the fifteenth (15th) day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

                                  ANNUAL REPORT

A copy of the Corporation's Annual Report for 2002, including financial statements, is enclosed. The Annual Report is not to be regarded as proxy soliciting material.



                                           By order of the Board of Directors


                                           Robert J. Perlak
                                                 Clerk

Dated:  March 17, 2003








                                     NOTICE

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE CORPORATION UPON WRITTEN REQUEST ADDRESSED TO JOHN M. LILLY, TREASURER, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01089-3310.

                              WESTBANK CORPORATION
           PROXY FOR 2003 ANNUAL SHAREHOLDERS MEETING - APRIL 16, 2003


     I, the undersigned holder of common stock of Westbank Corporation, hereby appoint Gary L. Briggs and Kathleen A. Jalbert, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the 2003 Annual Meeting of Shareholders of Westbank Corporation to be held at 9:00 A.M., April 16, 2003, at the Best Western Sovereign Hotel & Conference Center, 1080 Riverdale Street, West Springfield, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote as indicated below.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS: To elect the following Directors of the Corporation for a three-year term until the 2006 Annual Meeting of Shareholders.

          David R. Chamberland       FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]
          Ernest N. Laflamme, Jr.    FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]
          G. Wayne McCary            FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]

2. SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS: To ratify the appointment, by the Board of Directors, of Grant Thornton LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 2003.
                                     FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]



                                                                          (over)

3. OTHER BUSINESS: In their discretion, to act upon the transaction of such other business as may properly come before the meeting and any adjournment thereof.


                                       Date:
                                            ------------------------------------


                                            ------------------------------------
                                                  (Signature of Shareholder)

                                            ------------------------------------
                                                  (Signature, if jointly held)

                                            When signing as Attorney, Executor,
                                            Administrator, Trustee or Guardian,
                                            please give full title. IF MORE THAN
                                            ONE TRUSTEE, ALL SHOULD SIGN. ALL
                                            JOINT OWNERS MUST SIGN.





          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.